As filed with the Securities and Exchange Commission on January 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	46-1347456
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

One Park Place

Suite 200

Annapolis, MD 21401

(410) 571-9860

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven L. Chuslo, Esq.

Executive Vice President, Chief Legal Officer

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

One Park Place

Suite 200

Annapolis, MD 21401

(410) 571-6161

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq.

Andrew S. Epstein, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

(212) 878-8000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of the Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐

Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

2023 Dividend Reinvestment and Stock Purchase Plan

5,000,000 shares of common stock, par value $0.01 per share

The 2023 Dividend Reinvestment and Stock Purchase Plan (the “Plan”) provides prospective investors and existing holders of our common stock and limited partnership interests (including OP units and LTIP units, as applicable, “OP units”) in our operating partnership subsidiary, Hannon Armstrong Sustainable Infrastructure, L.P. (our “operating partnership”), with a convenient and economical method to purchase shares of our common stock. By participating in the Plan, you may purchase additional shares of our common stock by reinvesting some or all of the cash dividends that you receive on your shares of our common stock or cash distributions on OP units. If you elect to participate in the Plan, you may also make optional cash purchases of shares of our common stock of between $50 and $10,000 per month and, with our prior approval, in excess of $10,000 per month. Shares of our common stock purchased under the Plan may be acquired at discounts of up to 5% from the then-applicable three-day average of the volume weighted average price of our common stock for newly-issued shares, or up to 5% from the prevailing market price for shares acquired in the open market. In no event, however, will the purchase price of newly-issued shares of our common stock be less than 95% of the volume weighted average price of our common stock, as reported by the composite exchanges, obtained from Bloomberg, LP, on the purchase date. Additionally, in no event will the sum of any discount paid by us for shares of our common stock acquired by the Plan administrator in the open market, plus any brokerage fees or commissions incurred on behalf of Plan participants in connection with such market purchases, exceed 5% of the purchase price for such shares.

The Plan highlights include:

•	Any registered stockholder or eligible holder of OP units (“OP unit holders”) may elect to participate in the Plan.

•	Interested prospective investors who are not currently holders of our common stock may make their initial purchase through the Plan.

•	Up to a 5% discount on shares of our common stock purchased under the Plan.

•	Full or partial dividend reinvestment options.

•	Optional cash purchases of between $50 and $10,000 per month and, with our prior approval, optional cash purchases in excess of $10,000 per month.

•	Available safekeeping of shares in book-entry form at no charge to you.

•	Detailed record keeping and reporting will be provided at no charge to you.

•	Optional automatic investment withdrawals from your bank account.

This prospectus relates to the offer and sale of up to 5,000,000 authorized but unissued shares of our common stock under the Plan. Participants should retain this prospectus for future reference.

Our common stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “HASI.”

Investing in our securities involves risks. You should carefully read the risk factors described in our Securities and Exchange Commission (the “SEC”) filings, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 10-K”), and in our subsequently filed periodic reports incorporated by reference herein, before investing in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our common stock may not be available under the Plan in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock or other securities in any state or any other jurisdiction where the offer or sale is not permitted.

The date of this prospectus is January 6, 2023.

ABOUT THIS PROSPECTUS

We adopted the Plan to provide additional opportunities for our existing stockholders and OP unit holders and new investors to purchase up to an aggregate of 5,000,000 shares of our common stock that we may issue pursuant to the Plan. The Plan is described in the “Description of the Plan” section beginning on page 6 of this prospectus.

We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus, any applicable prospectus supplement and any free writing prospectus, as well as the documents incorporated by reference herein or therein, before making an investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “company,” “we,” “us” and “our” to refer to Hannon Armstrong Sustainable Infrastructure Capital, Inc., together with its subsidiaries.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, and include the ongoing impact of the novel coronavirus, or COVID-19. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Forward-looking statements are not predictions of future events. Actual results may differ materially from those set forth in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors included in the risk factors described in the section captioned “Risk Factors” contained herein and in the 2021 10-K and in subsequent periodic reports which we file with the SEC, as well as other information included or incorporated by reference in this prospectus or any applicable prospectus supplement before purchasing any shares of our common stock (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results to differ materially from those contained or implied in forward-looking statements made by us or on our behalf in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Such new factors may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus.

SUMMARY INFORMATION

We invest in climate solutions developed or sponsored by leading companies in the energy efficiency, renewable energy and other sustainable infrastructure markets. We believe that we are one of the first U.S. public companies solely dedicated to climate solutions. Our goal is to generate attractive returns from a diversified portfolio of project company investments with long-term, predictable cash flows from proven technologies that reduce carbon emissions or increase resilience to climate change.

We are internally managed, and our management team has extensive relevant industry knowledge and experience. We have long-standing relationships with the leading energy service companies (“ESCOs”), manufacturers, project developers, utilities, owners and operators, which provide recurring, programmatic investment and fee-generating opportunities. Additionally, we have relationships with leading commercial and investment banks and institutional investors from which we are referred additional investment and fee-generating opportunities.

We elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (“REIT”), commencing with our taxable year ended December 31, 2013 and operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

Our principal executive offices are located at One Park Place, Suite 200, Annapolis, Maryland 21401. Our telephone number is (410) 571-9860. Our website is www.hannonarmstrong.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

2023 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

We adopted the Plan to provide additional opportunities for our existing stockholders and OP unit holders and new investors to purchase up to an aggregate of 5,000,000 shares of our common stock that we may issue pursuant to the Plan. The Plan provides an opportunity for our current stockholders and OP unit holders to automatically reinvest all or a portion of their cash dividends or cash distributions, as applicable, in additional shares of our common stock. The Plan also provides our current stockholders and new investors with a way to acquire shares of our common stock by directly investing additional cash amounts.

The dividend reinvestment component of the Plan permits our stockholders and OP unit holders to designate that all or a portion of their cash dividends on our common stock or cash distributions on OP units be invested in additional shares of our common stock. The optional cash purchase component of the Plan permits current stockholders, OP unit holders, and new investors to purchase shares of our common stock on a monthly basis in amounts, subject to certain exceptions, ranging from $50 to $10,000 or, with our prior approval, in excess of $10,000. If we issue new shares of our common stock to participants in the Plan, we may sell the shares at a discount of up to 5% from the then-applicable three-day average of the volume weighted average price of our common stock for newly-issued shares, or up to 5% from the prevailing market price for shares acquired in the open market. If the administrator of the Plan (the “Plan Administrator”), acquires our shares in the open market for participants in the Plan, we may discount such shares by paying up to 5% of the purchase price for such shares. For shares acquired in the open market, the purchase price includes all trading fees and service charges. In no event, however, will the purchase price of newly-issued shares of our common stock be less than 95% of the volume weighted average price of our common stock, as reported by the composite exchanges, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, on the purchase date. Additionally, in no event will the discount paid by us for shares acquired by the Plan Administrator in the open market, if any, plus any trading fees, commissions or service charges we may pay in connection with such open market purchases, exceed 5% of the purchase price for such shares. You should note, also, that we are not required to offer shares at a discount or to pay discounts, fees, commissions or service charges. We may change the discount percentage offered at any time or discontinue this feature of the Plan at any time. Please see the “Description of the Plan” section beginning on page 6 of this prospectus.

The Plan Administrator is American Stock Transfer & Trust Company, LLC. The Plan Administrator keeps records, sends statements of account to each participant in the Plan and performs other duties related to the Plan. The Plan Administrator also acts as the dividend disbursing agent, transfer agent and registrar for our common stock.

USE OF PROCEEDS

We will receive proceeds from the sale of our common stock that the Administrator purchases directly from us. We will not receive proceeds from the sale of shares of our common stock that the Administrator purchases in the open market or in privately negotiated transactions. We intend to contribute the net proceeds from any sales of shares of our common stock resulting from this prospectus to our operating partnership, which in turn will use such proceeds for general corporate purposes, which may include the repayment of outstanding borrowings or the acquisition of our target assets in accordance with our investment strategy. Prior to the full investment of such net proceeds, we intend to invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our qualification as a REIT.

For further information about our objectives and strategies, please see “Business—Investment Strategy,” included in the 2021 10-K, which is incorporated by reference into this prospectus supplement.

DESCRIPTION OF THE PLAN

The Plan is described in the following questions and answers:

1.	Why is the Plan being offered?

The purpose of the Plan is to provide a convenient and economical method for our current stockholders and OP unit holders to automatically reinvest all or a portion of their cash dividends or cash distributions, as applicable, in additional shares of our common stock. The Plan also provides our current stockholders and OP unit holders and new investors with an economical way to acquire shares of our common stock by directly investing additional cash amounts. In these ways, the Plan is intended to benefit our long-term investors by allowing them to increase their investment in our common stock. To the extent that shares of our common stock are purchased directly from us under the Plan, we will receive additional funds for general corporate purposes, or other uses. See “Use of Proceeds”. We will not receive any proceeds from purchases of our common stock by the Plan Administrator in the open market or in negotiated transactions with third parties.

2.	How does the Plan work?

The dividend reinvestment component of the Plan permits our stockholders and OP unit holders to designate that all or a portion of their cash dividends on our common stock or cash distributions on OP units, as applicable, be invested in additional shares of our common stock. The optional cash purchase component of the Plan permits current stockholders and OP unit holders and new investors to purchase shares of our common stock on a monthly basis in amounts, subject to certain exceptions (see Question 16), ranging from $50 to $10,000 or, with our prior approval, in excess of $10,000 (see Question 17). Funds invested pursuant to the Plan are fully invested through the purchase of both whole and fractional shares of our common stock, and proportionate cash dividends on fractional shares of our common stock held in a participant’s account (the “Plan Account”), with the Plan Administrator are used to purchase additional shares under the Plan.

3.	What are the advantages of participating in the Plan?

The Plan provides participants with the opportunity to acquire additional shares of our common stock directly from us without having to pay the trading fees or service charges associated with an independent purchase. If we issue new shares of our common stock to participants in the Plan, we may sell the shares at a discount of up to 5% from the then-applicable three-day average of the volume weighted average price of our common stock for newly-issued shares, or up to 5% from the prevailing market price for shares acquired in the open market. If the Plan Administrator acquires our shares in the open market for participants in the Plan, we may discount such shares by paying up to 5% of the purchase price for such shares. For shares acquired in the open market, the purchase price includes all trading fees and service charges. In no event, however, will the purchase price of newly-issued shares of our common stock be less than 95% of the volume weighted average price of our common stock, as reported by the composite exchanges, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, on the purchase date. Additionally, in no event will the discount paid by us for shares acquired by the Plan Administrator in the open market, if any, plus any trading fees, commissions or service charges we may pay in connection with such open market purchases, exceed 5% of the purchase price for such shares. You should note, also, that we are not required to offer shares at a discount or to pay discounts, fees, commissions or service charges. We may change the discount percentage offered at any time or discontinue this feature of the Plan at any time.

The Plan also offers a “share safekeeping” service that allows you to deposit your share certificates with the Plan Administrator and have your share ownership maintained on the Plan Administrator’s records as part of your Plan Account (see Question 21). There is no charge for this service.

4.	What are the disadvantages of participating in the Plan?

Investing in our common stock through the Plan is no different from, and is subject to the same risks as, investing in our common stock directly. This includes the risk that the market price for our common stock may decline. See the section entitled “Risk Factors” below.

NEITHER WE NOR THE PLAN ADMINISTRATOR CAN GUARANTEE THAT SHARES OF OUR COMMON STOCK PURCHASED UNDER THE PLAN WILL BE WORTH MORE OR LESS THAN THEIR PURCHASE PRICE AT ANY PARTICULAR TIME.

Amounts contributed to the Plan will not necessarily be invested by the Plan Administrator immediately upon receipt. Likewise, there may be delays in the delivery of moneys to be returned to you under the Plan. The Plan will not pay interest to you on funds held pending investment or pending return to you.

Purchases and sales of our common stock under the Plan will be effected by the Plan Administrator as soon as practicable after it receives investment instructions. Therefore, if you participate in the Plan, you will not be able to control the specific timing of purchases and sales made for you under the Plan. The market price of our common stock may fluctuate between the time an investment instruction is received and the time shares are purchased or sold.

You will not be able to pledge any shares of our common stock held in your Plan Account until a certificate for those shares is issued to you.

If you reinvest your cash dividends, you will be treated as having received dividend income for federal income tax purposes but will not receive a dividend check. There may be other tax-related disadvantages applicable to your participation in the Plan. See Question 33 and the section entitled “U.S. Federal Income Tax Considerations.”

There are certain fees that will be charged to you by the Plan Administrator (see Question 27).

5.	Who is eligible to participate?

Anyone is potentially eligible to participate in the Plan. You may participate in the Plan if: (1) you are a “registered holder” of our common stock; that is, your shares are registered in your name on our stock transfer books; (2) you are a “beneficial owner” of our common stock; that is, your shares are registered in a name other than your own name (i.e., in the name of a broker, bank or other nominee); (3) you are an OP unit holder; or (4) you are not presently a stockholder but wish to acquire shares of our common stock. If you are a registered holder, you may participate in the Plan directly. If you are a beneficial owner, you must either become a registered holder by having your shares transferred into your own name or make arrangements with your broker, bank or other nominee to participate in the Plan on your behalf (see Question 6).

As a general matter, you cannot participate in the Plan if you (A) are not a U.S. citizen or resident for federal income tax purposes or (B) own (taking into account the special constructive ownership provisions of U.S. federal income tax law applicable to real estate investment trusts) 9.8% or more of the outstanding shares of our common stock. In addition, you will not be allowed to participate if you live in a jurisdiction that makes it unlawful for us to permit your participation in the Plan. Persons who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing such matters as taxes, currency and exchange controls, share registration, foreign investments and related matters. We reserve the right to terminate anyone’s participation in the Plan if we deem it advisable under any applicable laws or regulations. We also reserve the right, in our sole discretion, to exclude anyone from the Plan who fails to comply with the requirements of the Plan, including, but not limited to, those seeking to use the Plan to engage in short-term trading activities that may cause aberrations in the trading volume of our common stock or who use multiple Plan Accounts to circumvent the Plan’s standard $10,000 per month investment maximum.

6.	How do I enroll in the Plan?

If you hold shares of our common stock in your own name, or if you are an OP unit holder or if you are a new investor, you may enroll in the Plan by obtaining a plan enrollment form by calling the Plan Administrator at (800) 937-5449 and mailing your completed form to the Plan Administrator at American Stock Transfer & Trust Company, LLC, Plan Administration Department, P.O. Box 922, Wall Street Station, New York, New York 10269-0560. Alternatively, you may enroll online at http://www.astfinancial.com. If your shares are registered in a name other than your own name (i.e., in the name of a broker, bank or other nominee), then you must either (1) have your shares re-registered in your own name and then complete your plan enrollment as discussed above or (2) make arrangements with your nominee holder to participate on your behalf. You will need to confirm that your nominee holder is able to accommodate your participation in the Plan.

An eligible person may elect to become a participant in the Plan at any time, subject to our right to modify, suspend, terminate or refuse participation in the Plan. Your plan enrollment appoints the Plan Administrator as your agent for purposes of the Plan and permits it to reinvest dividends or distributions on the number of shares or OP units, respectively, that you designate and to make cash purchases on your behalf as you direct. You may also specify whether you wish to have your shares held by the Plan Administrator for safekeeping (see Question 21).

If you are enrolling for dividend or distribution reinvestment, the Plan Administrator must receive your plan enrollment at least two business days prior to the record date established for a particular dividend or distribution in order for you to be eligible for reinvestment of that dividend or distribution payment, respectively, under the Plan (see Question 13). Otherwise, reinvestment of your dividends or distributions will begin with the next dividend or distribution payment, respectively.

If you are enrolling in the Plan by making an optional cash purchase (see Question 9), the Plan Administrator must receive your plan enrollment and investment funds at least two business days before the date such funds are to be invested for a particular month (see Question 13 and Question 17). If your plan enrollment and investment funds are received after that date, they will be held in your Plan Account until the next applicable Small Cash Purchase Investment Date (as defined in Question 13) or returned pursuant to the rules for cash purchases in excess of $10,000 per month (“Large Cash Purchases”) set forth in Question 17, as the case may be. If you are not a current stockholder or OP unit holder, you must submit your initial investment with your plan enrollment.

7.	Who is the Plan Administrator?

The Plan is being administered by American Stock Transfer & Trust Company, LLC. Information on how to contact the Plan Administrator is described in Question 6 and Question 36. The Plan Administrator keeps records, sends statements of account to each participant in the Plan and performs other duties related to the Plan, including the safekeeping of the shares purchased for each participant. The Plan Administrator also acts as the dividend disbursing agent, transfer agent and registrar for our common stock.

8.	How will I keep track of my investments?

The Plan Administrator will send you a transaction notice confirming the details of each Plan transaction you make, including the number of shares purchased and the price paid. The statement will also include specific cost basis information in accordance with applicable law. You may also keep track of your investments online at http://www.astfinancial.com. There you will be able to view sales, purchases, balances, prices, dividends or distributions reinvested, cost basis and other information.

You will also receive annual income tax information on Form 1099. These statements are your record of the cost of your purchases and should be retained for income tax and other purposes.

All notices from the Plan Administrator to you will be mailed to your last address of record. However, if your shares are registered in a name other than your own name, communications regarding the Plan will be made through your nominee holder.

9.	What investment options are available under the Plan?

You can purchase shares of our common stock under the Plan through the following investment options:

Dividend or Distribution Reinvestment. You can instruct the Plan Administrator to apply the cash dividends paid on all or any portion of the shares of our common stock or cash distributions paid on all or any portion of the OP units designated by you for reinvestment. In order to participate in the Plan, you do not have to submit the shares of our common stock or OP units currently held by you or on your behalf to your Plan Account in order to elect to reinvest the dividends or distributions on all or a portion of such shares or OP units, respectively, although share safekeeping is one of the benefits available under the Plan (see Question 21). You may choose one of the following options when enrolling in the Plan:

Full Dividend or Distribution Reinvestment. If you select this option, the Plan Administrator will reinvest all cash dividends paid on all shares of our common stock held by you or all cash distributions paid on all OP units held by you and you will be able to make optional cash payments for the purchase of additional shares in accordance with the Plan.

Partial Dividend or Distribution Reinvestment. If you select this option, you may elect to reinvest a portion of the dividends paid on the shares of our common stock held by you or a portion of the cash distributions paid on OP units held by you and to receive the remainder of such dividends or distributions in cash. The percentage elected will be applied to the total shares of our common stock held in the Plan, along with any shares of our common stock or OP units held in physical certificate form or held through book-entry. You must elect to reinvest a minimum of 10% of the dividends (if any) paid on your shares of our common stock and a minimum of 10% of the distributions (if any) paid on your OP units. The Plan Administrator will pay you the balance of such dividends or distributions in cash.

You may select any of the above investment options. If no option is selected by you on the enrollment form which you return, you will be enrolled in the Full Dividend or Distribution Reinvestment option. Regardless of your investment choice, all shares of our common stock purchased for you through the Plan will be credited to your account by the Plan Administrator.

Optional Cash Purchases. You can make voluntary cash contributions to your Plan Account at any time, even if you are not currently reinvesting dividends paid to you on our common stock or distributions paid to you on OP units. Payment for these optional cash purchases can be made by check in U.S. dollars and drawn on a U.S. bank or electronic funds transfer from a pre-designated U.S. bank account. The Plan Administrator will not accept cash, traveler’s checks, money orders or third-party checks. Each check submitted for an optional cash purchase will be considered a separate transaction subject to a service fee. The Plan Administrator will use these funds to purchase shares of our common stock on a monthly basis. If you are already a stockholder, the minimum cash purchase is $50 per month. If you are using this feature to make your initial investment in our common stock, the minimum cash purchase is $1,000. You may not make optional cash purchases of more than $10,000 (a “Large Cash Purchase”) per month without our prior written approval (see Question 17). Dividends paid on shares of our common stock that are purchased for your Plan Account with voluntary cash contributions will be reinvested in our common stock in the investment option you have elected, unless you instruct the Plan Administrator otherwise.

10.	Can I change my investment options?

Yes. You may change your investment options online at any time at http://www.astfinancial.com or by completing a new plan enrollment and submitting it to the Plan Administrator at least two business days prior to the record date for the next dividend payment.

11.	What is the source of shares purchased by the Plan?

We may either issue new shares of our common stock directly to the Plan or instruct the Plan Administrator to acquire currently outstanding shares in the open market. Open market purchases may be made, at the Plan Administrator’s option, on the NYSE or any other securities exchange where our common stock is traded, in the over-the-counter market, or in negotiated transactions with third persons.

12.	At what price will shares be acquired?

Shares Acquired Directly from Us pursuant to Optional Small Cash Purchases. All shares of our common stock acquired directly from us pursuant to optional cash purchases under the Plan will be acquired at a discount rate ranging from 0% to 5% from a price equal to the average of the volume weighted average price of our common stock for the three trading days prior to and including the applicable Small Cash Purchase Investment Date, computed up to four decimal places, if necessary, as reported by the composite exchanges, obtained from Bloomberg, LP. In no event, however, will the purchase price be less than 95% of the volume weighted average price of our common stock as reported by the composite exchanges, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, on the applicable Small Cash Purchase Investment Date. This means that if the volume weighted average price for the three trading days prior to and including the applicable Small Cash Purchase Investment Date is less than 95% of the volume weighted average price on the Small Cash Purchase Investment Date, your purchase price per share will be equal to 95% of such volume weighted average price on the Small Cash Purchase Investment Date.

Shares Acquired Directly from Us pursuant to the Reinvestment of Dividends or Distributions. All shares of our common stock acquired directly from us pursuant to the reinvestment of dividends or distributions under the Plan will be acquired at a discount rate ranging from 0% to 5% from a price equal to the volume weighted average price of our common stock on the applicable date on which we pay dividends, each a Dividend Payment Date, computed up to four decimal places, if necessary, as reported by the composite exchanges, obtained from Bloomberg, LP. In no event, however, will the purchase price be less than 95% of the volume weighted average price of our common stock as reported by the composite exchanges, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, on the applicable Dividend Payment Date. This means that if the volume weighted average price on the applicable Dividend Payment Date is less than 95% of the volume weighted average price on the applicable Dividend Payment Date, your purchase price per share will be equal to 95% of such volume weighted average price on the applicable Dividend Payment Date.

Shares Acquired on the Open Market. All shares of our common stock purchased by the Plan Administrator in the open market will be acquired at a discount rate, which will be paid by us, ranging from 0% to 5% from the prevailing market price. The price deemed to be paid by any participant for shares acquired in the open market on any given day will be the weighted average of the actual prices paid for all shares acquired on that date, computed to four decimal places, if necessary, including all trading fees and service charges. Open market purchases may be made on such terms as to price, delivery and otherwise as the Plan Administrator determines. In no event, however, will the sum of the discount paid by us on open market purchases, if any, plus any trading fees, commissions and service charges we may pay in connection with such purchases, exceed 5% of the purchase price.

We are not required to sell shares issued by us at a discount to the Plan, to pay a discount with respect to shares purchased by the Plan Administrator in the open market, or to pay fees, commissions or service charges, and the discount rate we offer is subject to change or discontinuance at our discretion and without prior notice to participants in the Plan. The discount rate, if any, will be determined by us from time to time based on a review of current market conditions, the level of participation in the Plan, our current and projected capital needs, and other factors that we deem to be relevant.

Large Cash Purchases. There are special rules for Large Cash Purchases (see Question 17).

13.	When are the shares purchased for the Plan?

We typically pay dividends and make distributions with respect to OP units on a quarterly basis. If these dividends or distributions are used to acquire new shares directly from us, the Plan Administrator will reinvest such amounts on the applicable Dividend Payment Date or analogous OP unit distribution date. If these dividends or distributions are used to acquire shares through open market purchases, the Plan Administrator will purchase all shares within 30 days of the applicable Dividend Payment Date or analogous OP unit distribution date. If the dividends or distributions are not able to be fully invested within 30 days, they will be distributed in full, without interest, by the Plan Administrator to the stockholders and OP units holders participating in the Plan. Payments of dividends and distributions are always announced in advance. You may learn the date of any announced dividend and distribution payment by calling the Plan Administrator at (800) 937-5449.

Funds for optional cash purchases may be deposited into your Plan Account at any time. If the funds you deposit during a particular calendar month are $10,000 or less and are used to acquire new shares directly from us, they will be invested on the 1st and the 15th of the month, whichever is applicable as per the deposit date (the “Small Cash Purchase Investment Date”); provided, that if those funds are not received at least two business days before the Small Cash Purchase Investment Date for that month, then they will be invested on the Small Cash Purchase Investment Date of the following month. If these funds are used to acquire shares through open market purchases, the Plan Administrator will purchase all shares within 30 days of the applicable Small Cash Purchase Investment Date. If any funds deposited for optional cash purchases are not able to be fully invested within 30 days of the applicable Small Cash Purchase Investment Date, they will be returned in full, without interest, by the Plan Administrator to the applicable stockholders and/or OP unit holders and/or new investors.

There are special rules for Large Cash Purchases (see Question 17).

14.	Will I earn interest on funds in my Plan Account prior to investment or return to me?

No. Interest will not be paid on funds deposited by you in your Plan Account pending investment or return to you.

15.	What are the procedures for cash purchases?

If you are not already a holder of our common stock, you are required under the Plan to make an initial investment of at least $1,000, but not more than $10,000, unless you have received our prior approval for a Large Cash Purchase (see Question 17). Your initial investment can be made at http://www.astfinancial.com, or by completing a plan enrollment form and submitting it with your check made payable to American Stock Transfer & Trust Company, LLC (see Question 6).

If you are already a holder of our common stock and have enrolled in the Plan and want to make optional cash purchases, you may send a check to the Plan Administrator for each purchase, or authorize individual or monthly debits from your bank account online at http://www.astfinancial.com. If you choose to submit a check, please make sure to include the contribution form from your Plan statement and mail it in the envelope provided. If you wish to make regular monthly optional cash purchases, you may authorize monthly automatic deductions from your bank account at http://www.astfinancial.com or by completing a Direct Debit Authorization Form and mailing it to the Plan Administrator. This feature enables you to make ongoing investments in an amount that is comfortable for you. Ongoing optional cash purchases are subject to a minimum investment of $50 per month and a maximum of $10,000 per month, unless you have received our prior approval for a Large Cash Purchase (see Question 17). Funds will be deducted from your bank account on the 10th day of each month or, if the 10th is not a business day, the next business day.

In order for your funds to be invested on a particular Small Cash Purchase Investment Date, they must be received by the Plan Administrator no later than two business days before that Small Cash Purchase Investment Date. No interest will be paid on funds held by the Plan Administrator pending investment.

You may cancel an optional cash purchase of $10,000 or less by advising the Plan Administrator at least two business days before the applicable Small Cash Purchase Investment Date. The Plan Administrator will return the funds from a canceled purchase to you without interest as soon as practical. No refund of a check will be made until the funds have been actually received by the Plan Administrator.

There are special rules for Large Cash Purchases (see Question 17).

16.	What limitations apply to optional cash purchases?

Minimum Investments. If you are already a holder of our common stock, the minimum cash purchase is $50 per month. If you are using this feature to make your initial investment in our common stock, the minimum cash purchase is $1,000. Cash purchases for less than these minimums will be returned to you without interest, unless we choose to waive these minimum amounts.

Large Cash Purchases. Cash purchases in excess of $10,000 per month, or Large Cash Purchases will not be allowed by the Plan Administrator without our prior written approval. Unless you have complied with the procedures described in Question 17, any amount you submit for investment over this limit will be returned to you without interest. For purposes of this limitation, we reserve the right to aggregate all cash purchases from any participant with more than one Plan Account using the same name, address or social security or taxpayer identification number. If you do not supply a social security or taxpayer identification number to the Plan Administrator, your participation may be limited to only one Plan Account. Also for the purpose of this limitation, all Plan Accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. We may grant or withhold our permission to make Large Cash Purchases in our sole discretion. We may grant such request in whole or in part. We may also grant requests for some Large Cash Purchases and deny requests for others even though they are made in the same month.

17.	May I invest more than the Plan maximum of $10,000 per account per month?

Cash purchases in excess of $10,000 per month (the “Large Cash Purchases”), may be made only pursuant to our acceptance of a request to make a Large Cash Purchase, which shall be made on a request form (the “Request for Waiver”). Grants of waiver requests will be made in our sole and absolute discretion. We expect to approve requests for Large Cash Purchases from financial intermediaries, including brokers and dealers, and other participants from time to time.

Participants may ascertain whether we are accepting requests for Large Cash Purchases in any given month, and certain other important information, by telephoning us on the first business day of each month at (410) 571-9860 or such other number as we may establish from time to time. In addition, participants may ascertain whether we are accepting requests in the first month that the Plan is activated by calling the number above on or about the date of this prospectus. When participants call this number we will inform such participants (by a prerecorded message) of one of the three following pieces of information:

•	that we will not be accepting requests to make Large Cash Purchases that month;

•

that we will be accepting requests to make Large Cash Purchases that month. If this is the case, we will provide relevant information such as the date on which a Pricing Period (as defined below) will begin; the number of days in the Pricing Period; the Waiver Discount (as defined below), if any; the Threshold Price (as defined below), if any; and whether or not the Pricing Period Extension Feature (as defined below) or Continuous Settlement Feature (as defined below) will be activated; or

•

that we have not yet determined whether we will be accepting requests to make Large Cash Purchases. If this is the case, we will inform participants of a date later in the month when they can call to ascertain whether we will be accepting Requests for Waiver.

We may alter, amend, supplement, or waive, in our sole discretion, the time periods and/or other parameters relating to Large Cash Purchases made by one or more participants in the Plan (including new investors), at any time and from time to time, prior to the granting of any Request for Waiver.

We have the sole discretion to approve or reject any request to make Large Cash Purchases during any month. We may grant such requests by any method that we determine to be appropriate. We also may adjust the amount that you may invest. In deciding whether to approve your request, we may consider, among other things, the following factors:

•	our need for additional funds;

•	our desire to obtain such additional funds through the sale of our common stock as compared to other sources of funds;

•	the purchase price likely to apply to any sale of our common stock;

•	the extent and nature of your prior participation in the Plan;

•	the number of shares of our common stock you hold of record;

•	the total amount of Large Cash Purchases for which requests have been submitted;

•	the order of our receipt of each request; and

•	whether, at the time of such request, the Plan Administrator is acquiring shares of our common stock for the Plan directly from us or through open market transactions.

We will decide whether to approve a submitted request at least two days prior to the commencement of the applicable Pricing Period. If you do not receive a response from us in connection with your request, you should assume that we have denied your request.

We must receive a Request for Waiver from requesting participants no later than 5:00 P.M., Eastern Time, on the day we establish the terms, which is the third business day prior to the applicable Pricing Period. Participants who wish to make a Large Cash Purchase in any given month must obtain our prior written approval, which will be given or rejected on or before 5:00 P.M., Eastern Time, the second business day prior to the applicable Pricing Period, and a copy of such written approval must accompany any such investment. Available funds for such Large Cash Purchases must be received by the Plan Administrator by wire transfer no later than 3:00 P.M., Eastern Time, one business day prior to the applicable Pricing Period. To obtain a Request for Waiver or additional information, a participant may call us at (410) 571-9860, or contact us at investors@hannonarmstrong.com.

Purchase Price of Shares for Large Cash Purchases. Shares purchased pursuant to an approved Request for Waiver will be purchased directly from us as described herein, including the establishment of a “Threshold Price,” as more fully described below. The purchase price may be reduced by the Waiver Discount that we have provided for Large Cash Purchases on each Purchase Date (as defined below). If we grant your request to purchase shares pursuant to a Request for Waiver, there will be a “Pricing Period,” which will generally consist of one to twelve separate days during which trading of our common stock is reported on the NYSE during the applicable Pricing Period. Each of these separate days will be a “Purchase Date,” and an equal proportion of your Large Cash Purchase will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. The purchase price for shares acquired on a particular Purchase Date will be equal to 100% (subject to change as provided below) of the unsolicited volume weighted average price, rounded to four decimal places, of our common stock as reported by the composite exchanges, obtained from Bloomberg, LP during the trading hours from 9:30 a.m. to 4:00 p.m. Eastern Time (through and including the closing print), for that Purchase Date. Plan shares will not be available to Plan participants until the conclusion of each month’s Pricing Period or investment, unless we activate the Continuous Settlement Feature.

The Plan Administrator will apply all Large Cash Purchases made pursuant to a Request for Waiver for which good funds are received on or before the first business day before the Pricing Period to the purchase of shares of our common stock on each Purchase Date of the applicable Pricing Period.

Waiver Discount. Each month, at least three business days prior to the first day of the applicable Pricing Period, we may establish a discount from the market price applicable to Large Cash Purchases made pursuant to a Request for Waiver. This discount (the “Waiver Discount”), may be between 0% and 5% of the purchase price and may vary each month.

The Waiver Discount will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining such additional funds through the sale of our common stock as compared to other sources of funds and current and projected capital needs. Setting a Waiver Discount for a particular month shall not affect the setting of a Waiver Discount for any subsequent month. The Waiver Discount will apply only to Large Cash Purchases. The Waiver Discount will apply to the entire Large Cash Purchase and not just the portion that exceeds $10,000.

Threshold Price. We may establish for a Pricing Period a minimum price (the “Threshold Price”), applicable to Large Cash Purchases made pursuant to a Request for Waiver. At least three business days prior to the first day of the applicable Pricing Period, we will determine whether to establish a Threshold Price and, if the Threshold Price is established, its amount. This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the unsolicited volume weighted average price, rounded to four decimal places, of our common stock as reported by the composite exchanges, obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m. Eastern time (through and including the closing print), for each trading day of such Pricing Period (not adjusted for discounts, if any), must equal or exceed. Except as provided below, we will exclude from the Pricing Period any trading day that the unsolicited volume weighted average price is less than the Threshold Price.

We also will exclude from the Pricing Period, and from the determination of the purchase price, any day in which no trades of our common stock are made on the NYSE. For example, if we set a 10-day pricing period, and if the Threshold Price is not met for two of the trading days in that 10-day Pricing Period, then we will return 2/10 (20%) of the funds you submitted in connection with your Request for Waiver, unless we have activated the Pricing Period Extension Feature for the Pricing Period which is described below.

Pricing Period Extension Feature. We may elect to activate for any particular Pricing Period (the “Pricing Period Extension Feature”), which will provide that the initial Pricing Period will be extended by the number of days that the Threshold Price is not satisfied or on which there are no trades of our common stock reported by the NYSE, subject to a maximum of five trading days. If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common stock were not reported. For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for two out of those 10 days in the initial Pricing Period, and we had previously announced at the time of the Request for Waiver acceptance that the Pricing Period Extension Feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next two trading days (or a subset thereof), then those two days (or a subset thereof) will become Purchase Dates in lieu of the two days on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash purchase will be invested.

Continuous Settlement Feature. If we elect to activate the “Continuous Settlement Feature,” shares will be available to Plan participants within three business days of each Purchase Date beginning on the first trading day in the relevant Pricing Period and ending on the final trading day in the relevant Pricing Period, with an equal amount being invested on each such day, subject to the qualifications set forth above. We may elect to activate the Continuous Settlement Feature for such investments by announcing that we will be doing so, at the time of the request form acceptance during any month when we grant requests for authorization.

Return of Unsubscribed Funds. We will return a portion of each Large Cash Purchase for each trading day of a Pricing Period or extended Pricing Period, if applicable, for which the Threshold Price is not met or for each day in which no trades of our common stock are reported on the NYSE (the “Unsubscribed Funds”). Any Unsubscribed Funds will be returned within three business days after the last day of the Pricing Period or, if applicable, the extended Pricing Period, without interest. The amount returned will be based on the number of days during which the Threshold Price was not met compared to the number of days in the Pricing Period or extended Pricing Period. For example, the returned amount in a 10-day Pricing Period will equal 1/10 (10%) of the total amount of such Large Cash Purchase (not just the amount exceeding $10,000) for each trading day that the Threshold Price is not met or for each trading day in which sales are not reported.

The establishment of the Threshold Price and the possible return of a portion of the investment apply only to Large Cash Purchases. Setting a Threshold Price for a Pricing Period will not affect the setting of a Threshold Price for any other Pricing Period. We may waive our right to set a Threshold Price for any particular Pricing Period. Neither we nor the Plan Administrator are required to give you notice of the Threshold Price for any Pricing Period.

18.	Does the Plan Administrator credit my shares to an individual account?

Yes. The Plan Administrator will establish an individual Plan Account for you and credit it with those shares that have been purchased for you under the Plan. In addition, the Plan Administrator will credit your Plan Account with those shares that you have delivered to the Plan Administrator for safekeeping (see Question 21). All shares in your Plan Account will be registered in book-entry form in the name of the Plan Administrator or its nominee, but your beneficial ownership will be maintained in your Plan Account. The total number of shares credited to your Plan Account will be shown on each account statement.

In the event that you wish to have any whole shares of our common stock that have been credited to your Plan Account issued in certificated form to you, you may do so by contacting the Plan Administrator and making such request (see Question 20).

Although the Plan Administrator will maintain an individual Plan Account for you, it is authorized to commingle funds in your Plan Account with those of other Plan participants for purposes of making purchases of our common stock.

19.	Are funds held in my Plan Account insured?

Funds held in your Plan Account pending investment or return are not treated as a bank deposit or account and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

20.	Will I receive certificates for the shares purchased for me under the Plan?

No. You will not receive certificates for shares purchased for you under the Plan. For your convenience, the Plan Administrator will maintain the shares purchased for your Plan Account in non-certificated “book-entry” form. You may, however, request that a stock certificate be issued to you for any or all whole shares of our common stock credited to your Plan Account. No certificates for fractional shares will be issued. Except in the case of Plan terminations (see Question 28), certificates will be issued free of charge. Cash dividends with respect to participating shares represented by certificates issued to you will continue to be automatically reinvested, unless you instruct the Plan Administrator otherwise. Any remaining shares will continue to be credited to your Plan Account. You may request certificates by contacting the Plan Administrator at (800) 937-5449.

21.	What is share safekeeping?

If you hold certificates for shares of our common stock (whether or not you elect to have dividends on these shares reinvested), you may deposit the certificates with the Plan Administrator for safekeeping in your Plan Account. Share safekeeping protects your shares against loss, theft or accidental destruction and is a convenient way for you to keep track of your shares. There is no fee or other charge for this service. Shares held for safekeeping will be credited to your Plan Account and the certificates for such shares will be canceled. If at a later time you want to withdraw those shares from share safekeeping in your Plan Account, a new certificate for such shares shall be issued to you (see Question 20). Only shares held in safekeeping may be sold through the Plan. The Plan Administrator may maintain shares held for safekeeping in its name or in the name of its nominee. Contact the Plan Administrator at (800) 937-5449 for information on how to submit your share certificates for safekeeping.

22.	May the shares in my Plan Account be sold or transferred?

Yes. You may instruct the Plan Administrator to sell any or all of the whole shares held in your Plan Account at any time. You will not, however, be able to direct the date on which, or the price at which, shares held in your Plan Account may be sold. In the case of a request to sell submitted on behalf of a Plan participant who has died or is an adjudicated incompetent, the request must be accompanied by certified evidence of the representative’s authority to request a sale of the participant’s shares. The Plan Administrator will process sales orders when practicable, normally within 24 hours of receipt. Shares will be sold from your Plan Account at the prevailing market price and the proceeds of sale, less applicable trading fees, transfer taxes and the Plan Administrator’s administrative fee, will be remitted to you or your representative.

In addition, you may transfer the ownership of all or part of the shares in your Plan Account to the Plan Account of another person without requiring the issuance of stock certificates. This could include a gift or private sale. Transfers of less than all of the shares credited to your Plan Account must be made in whole share amounts. No fractional shares may be transferred unless your entire Plan Account balance is transferred. Requests for these transfers must meet the same requirements as are applicable to the transfer of stock certificates, including the requirement of a medallion stamp guarantee. Shares that are transferred will be credited in book-entry form to the transferee’s Plan Account. If the transferee does not have a Plan Account, one will be opened for the transferee using the same investment options as your Plan Account, unless you specify differently. The transferee may change the investment options after the transfer has been made. After the transfer, the transferee will receive an account statement showing the number of shares transferred to and held in the transferee’s Plan Account.

23.	May shares in my Plan Account be pledged?

No. You may not pledge any shares of our common stock credited to your Plan account. Any attempted pledge will be void. If you wish to pledge your shares of our common stock, you first must withdraw the shares from the Plan. See Question 28 to learn how to withdraw your shares under the Plan.

24.	Can I vote shares in my Plan Account?

Yes. You will have the right to vote all whole shares held in your Plan Account. Fractional shares may not be voted. Proxies for whole shares held in your Plan Account will be forwarded to you by the Plan Administrator. The Plan Administrator may vote your shares in certain cases if you fail to return a proxy to the Plan Administrator.

25.	May I transfer my right to participate in the Plan?

No. Your right to participate in the Plan is not transferable to any other person apart from a transfer of your shares.

26.	What happens if we issue a stock dividend, declare a stock split or have a rights offering?

Any stock dividends or stock splits distributed by us on shares of our common stock held in your Plan Account will be credited to your Plan Account. In the event we make available to holders of our common stock rights to purchase additional shares of our common stock or other securities, you will receive appropriate instructions in connection with all such rights directly from the Plan Administrator in order to permit you to determine what action you desire to take. Transaction processing under the Plan may be curtailed or suspended until the completion of any stock dividend, stock split or stockholder rights offering.

27.	Is there a cost to participate in the Plan?

The Plan provides participants with the opportunity to acquire additional shares of our common stock directly from us without having to pay the trading fees or service charges associated with an independent purchase. If we issue new shares of our common stock to participants in the Plan, we may sell the shares at a discount of up to 5% from the then-applicable three-day average of the volume weighted average price of our common stock for newly-issued shares, or up to 5% from the prevailing market price for shares acquired in the open market. The purchase price per share, in all cases, however, will be at least 95% of the volume weighted average price of our common stock, as reported by the composite exchanges, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, on the purchase date. If the Plan Administrator acquires our shares in the open market for participants in the Plan, we may discount such shares by paying up to 5% of the purchase price for such shares. For shares acquired in the open market, the purchase price includes all trading fees and service charges. In no event, however, will the sum of the discount paid by us on open market purchases, if any, plus any trading fees, commissions and service charges we may pay in connection with such purchases exceed 5% of the purchase price. You should note, however, that we are not required to offer shares at a discount or to pay discounts, fees, commissions and service charges. We may change the discount percentage offered at any time or discontinue this feature of the Plan at any time.

We will pay the Plan Administrator’s fees in connection with dividend and distribution reinvestments and cash purchases. There are no fees for the share safekeeping service. The financial institution designated by a participant on its plan enrollment may, however, charge a fee for participating in the electronic fund transfer. Further, when shares of our common stock are sold by the Plan Administrator for a participant, the participant will be responsible for any trading fees, expenses, service charges or other expenses incurred pursuant to the sale of such shares of our common stock. As of the date of this prospectus, the Plan Administrator charges participants a $15.00 transaction fee and a $0.12 per share commission for the sale of shares of our common stock. In addition, the Plan Administrator will charge Plan participants a fee of $20.00 for duplicate account records and $35.00 for insufficient funds or rejected automatic debits.

28.	How and when may I terminate my participation in the Plan?

Dividend or Distribution Reinvestment. You may reduce the reinvestment of your dividends on shares of our common stock or distributions on OP units at any time by giving notice to the Plan Administrator, subject to the Plan’s 10% minimum reinvestment. You may discontinue the reinvestment of your dividends at any time by removing the shares from the Plan. To be effective for a given dividend or distribution payment, the Plan Administrator must receive notice before the record date of that dividend or distribution. You may provide notice at http://www.astfinancial.com, by calling the Plan Administrator at (800) 937-5449, or by mailing your request to the Plan Administrator at American Stock Transfer & Trust Company, LLC, Plan Administration Department, P.O. Box 922, Wall Street Station, New York, New York 10269-0560. The Plan Administrator will continue to hold your Plan shares unless you request a certificate for any whole shares and a cash payment for any fractional share. You may also request the sale of all or part of such shares or have the Plan Administrator transfer your shares to your brokerage account or another Plan Account. In the case of a request submitted on behalf of a Plan participant who has died or is an adjudicated incompetent, the request must be accompanied by certified evidence of the representative’s authority to make such a request on behalf of the participant. Shares and cash will be retained in the participant’s Plan Account until the participant’s legal representative has been appointed and has furnished proof satisfactory to the Plan Administrator of the legal representative’s right to receive a distribution of these assets.

Optional Cash Purchases. You may cancel an optional cash purchase of $10,000 or less by advising the Plan Administrator at least two business days before the applicable Small Cash Purchase Investment Date. The Plan Administrator will return the funds from a canceled purchase to you without interest as soon as practical. No refund of a check will be made until the funds have been actually received by the Plan Administrator. There are special rules for Large Cash Purchases (see Question 17). You may provide notice at http://www.astfinancial.com, by calling the Plan Administrator at (800) 937-5449, or by mailing your request to the Plan Administrator at American Stock Transfer & Trust Company, LLC, Plan Administration Department, P.O. Box 922, Wall Street Station, New York, New York 10269-0560. The Plan Administrator will continue to hold your Plan shares unless you request a certificate for any whole shares and a cash payment for any fractional share. You may also request the sale of all or part of such shares or have the Plan Administrator transfer your shares to your brokerage account or another Plan Account. In the case of a request submitted on behalf of a Plan participant who has died or is an adjudicated incompetent, the request must be accompanied by certified evidence of the representative’s authority to make such a request on behalf of the participant. Shares and cash will be retained in the participant’s Plan Account until the participant’s legal representative has been appointed and has furnished proof satisfactory to the Plan Administrator of the legal representative’s right to receive a distribution of these assets.

29.	May the Plan be changed or discontinued?

Yes. We reserve the right to suspend or terminate the Plan, in whole or in part, at any time. Notice will be sent to participants of any suspension or termination as soon as practicable after such action by us. Upon termination of the Plan, the Plan Administrator will issue a stock certificate for the total number of whole shares credited to your Plan Account and a cash payment for any fractional share credited to your Plan Account. However, if we terminate the Plan for the purpose of establishing a new plan, you will be automatically enrolled in the new plan and shares credited to your Plan Account will be credited automatically to the new plan unless, prior to the effective date thereof, the Plan Administrator receives notice of termination of your Plan Account.

The Plan may also be amended or supplemented by us at any time, including the period between a dividend or distribution record date and the related Dividend Payment Date or OP unit distribution payment date, respectively. Any such amendment may include an appointment by the Plan Administrator of a successor Plan Administrator. Plan participants will be notified of any amendments as soon as practicable. In addition, the Plan Administrator reserves the right to change its administrative procedures for the Plan.

30.	Who interprets and regulates the Plan?

We reserve the right, without notice to Plan participants, to interpret and regulate the Plan as we deem necessary or desirable in connection with our operations. Any such interpretation and regulation shall be conclusive.

31.	What law governs the Plan?

The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

32.	What are our responsibilities and responsibilities of the Plan Administrator under the Plan?

The purpose of the Plan is to provide a convenient and economical method for current holders of our common stock and current OP unit holders to automatically reinvest all or a portion of their cash dividends on our common stock or cash distributions on OP units, respectively, held by them in shares of our common stock. The Plan also provides current holders of our common stock and current OP unit holders and new investors with an economical way to acquire shares of our common stock by directly investing additional cash amounts. In these ways, the Plan is intended to benefit our long-term investors by allowing them to increase their investment in our common stock. To the extent that shares of our common stock are purchased directly from us under the Plan, we will receive additional funds for general corporate purposes, or other uses. See “Use of Proceeds”. We will not receive any proceeds from purchases of our common stock by the Plan Administrator in the open market or in negotiated transactions with third parties.

You should recognize that neither we nor the Plan Administrator can assure a profit or protect against a loss in value of the shares of our common stock that you purchase under the Plan.

33.	What are the material U.S. federal income tax consequences of participating in the Plan?

The summary set forth in this Question 33 and Question 34 below is intended only as a general discussion of the current material U.S. federal income tax consequences of participation in the Plan. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular participants in light of their personal investment circumstances, or certain types of participants (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers or foreign persons) that are subject to special treatment under the federal income tax laws. The federal income tax consequences of participation in the Plan are not entirely clear, and the discussion below is based on various rulings of the IRS, regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the Plan. Additionally, this discussion is not binding upon, nor considered authority by, the IRS or any court, and no assurance can be provided that the tax treatment discussed below or claimed by any participant in the Plan will not be successfully challenged by the IRS. THEREFORE, YOU ARE STRONGLY ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR IN THIS REGARD. For a discussion of the federal income tax consequences of holding stock in a REIT generally, see the section entitled “U.S. Federal Income Tax Considerations”.

Dividend Reinvestment. The reinvestment of dividends does not relieve you of any U.S. federal income tax which may be payable on such dividends. When your dividends are reinvested to acquire shares of our common stock (including any fractional share), you will be treated as having received a distribution in the amount of the per share fair market value of our common stock on the Dividend Payment Date (the “Fair Market Value”), multiplied by the number of shares (including any fractional share) purchased plus any trading fees, service charges or similar fees that we pay on your behalf.

So long as we continue to qualify as a REIT under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the distribution will be taxable under the provisions of the Code applicable to REITs and their stockholders, pursuant to which (i) distributions (other than those designated as capital gain dividends or qualified dividend income) will be taxable to stockholders as ordinary income to the extent of our current or accumulated earnings and profits, (ii) distributions which are designated as capital gain dividends or qualified dividend income by us will be taxed to stockholders at rates applicable to long-term capital gains to the extent that such amounts do not exceed our net capital gain or qualified dividend income for the taxable year, (iii) distributions which are not designated as capital gain dividends or qualified dividend income and which are in excess of our current or accumulated earnings and profits will be treated as a tax-free return of capital to the stockholders to the extent of the adjusted basis of each stockholder’s shares and will reduce the adjusted tax basis of a stockholder’s shares (but not below zero), and (iv) such distributions in excess of a stockholder’s adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares.

You should be aware that, because shares of our common stock purchased with reinvested dividends may be purchased at a discount and because we may pay or be deemed to pay a portion of the purchase price, trading fees or service charges on your behalf, the taxable income received by you as a participant in the Plan may be greater than the taxable income that would have resulted from the receipt of the dividend in cash.

The Plan Administrator will report to you for tax purposes the dividends to be credited to your account as well as any discounts or trading fees or service charges incurred by us. Such information will also be furnished to the IRS to the extent required by law.

Optional Cash Purchases. The U.S. federal income tax consequences relating to a discount associated with a cash purchase of shares under the Plan are not entirely clear under current law. We expect to treat the excess value of the shares acquired by a stockholder by cash purchase under the Plan as a distribution from us. You should consult your tax advisors in this regard.

Subject to the following discussion, you will have a tax basis in shares acquired through the cash purchase component under the Plan equal to the amount of the cash payment plus the excess, if any, of the fair market value of the shares on the purchase date plus any applicable brokerage fees paid with respect to the purchases over the amount of the payment, but only to the extent such excess is treated as a distribution taxable as a dividend. Absent an election to the contrary from you, the Plan Administrator intends to use the “first in first out – FIFO basis method” (as defined in applicable Treasury Regulations) for shares of our common stock acquired by or for you under the Plan.

The Plan qualifies as a Dividend Reinvestment Plan, or a “DRP”, under the meaning of Treasury Regulation 1.1012-1(e)(6)(i), which enables participants to use the “average basis method” when determining the tax basis of any shares sold. In order for the Plan to qualify as a DRP, a participant in the Plan must elect to reinvest a minimum of 10% of the dividends (if any) paid on shares held in the Plan. This Plan assumes that each participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares, such as the average basis method, which is further discussed below under “U.S. Federal Income Tax Considerations—Tax Consequences of Participation in the Plan,” or the specific identification method, by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for a different method at any time, effective for sales occurring after the election. Federal tax regulations require the FIFO tax lot selection method for determining the holding period for each share of stock held in the Plan after the average cost basis election has been made. You should consult your tax advisor regarding these methods and the elections that are appropriate for you. The holding period for shares (including a fractional share) acquired under the Plan generally will begin on the day after the shares were acquired. In the case of participants whose dividends are subject to U.S. withholding tax or backup withholding (see below), the Plan Administrator will reinvest dividends less the amount of tax required to be withheld.

Receipt of Share Certificates and Cash. You will not realize any further taxable income when you receive certificates for shares of our common stock credited to your Plan Account (see Question 20). Any cash received for a fractional share held in your Plan Account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss for U.S. federal income tax purposes equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

Participation by OP unit holders. The U.S. federal income tax treatment of OP unit holders who participate in the Plan is not entirely clear because there is limited legal authority regarding the U.S. federal income tax treatment of a limited partner in a partnership who invests cash distributions from the partnership in stock of another entity that is a partner in the partnership. As a result, we can make no assurance as to the actual U.S. federal income tax consequences to OP unit holders of participating in the Plan.

We expect that any OP unit holder that reinvests distributions received with respect to the OP units pursuant to the plan would be treated as receiving a distribution from our operating partnership equal to the Fair Market

Value multiplied by the number of shares (including any fractional share) purchased plus any trading fees, service charges or similar fees that we pay on such OP unit holder’s behalf. If an OP unit holder does not hold any shares of our common stock and purchases shares pursuant to the cash purchase feature of the plan, we expect that the OP unit holder would be treated as receiving a distribution with respect to our operating partnership equal to the excess of the Fair Market Value of such shares over the amount paid for such shares. If the OP unit holder holds shares of our common stock at the time of such cash purchase, we expect to treat the excess value of the shares acquired by a such OP unit holder by cash purchase under the Plan as a distribution from us, as described above.

Any amount treated as a cash distribution from our operating partnership will reduce the OP unit holder’s basis in their OP units by the amount treated as distributed. Any amount treated as distributed to an OP unit holder in excess of their basis in their OP units will generally be treated as gain from the sale of such OP unit holders’ OP units. However, pursuant to Section 751 of the Code, all or a portion of such gain could be recharacterized as ordinary income. In addition, any portion of such gain that is treated as long-term capital gain would be subject to U.S. federal income tax at a 25% rate to the extent attributable to prior depreciation deductions arising from real property that were not otherwise recaptured as ordinary income under other depreciation recapture rules. OP unit holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of participating in the Plan.

34.	What are the effects of the U.S. federal income tax withholding provisions?

We or the Plan Administrator may be required to withhold federal income tax from dividend payments to a stockholder and distributions to an OP unit holder if (i) such stockholder or OP unit holder has failed to furnish his or her taxpayer identification number, which for an individual is his or her social security number, (ii) the IRS has notified us that the stockholder or OP unit holder has failed to properly report interest or dividends or (iii) the stockholder or OP unit holder has failed to certify, under penalty of perjury, that he or she is not subject to back-up withholding. Additional withholding taxes may apply to participants who are non-U.S. stockholders, as defined under “U.S. Federal Income Tax Considerations.” or OP unit holders that are non-U.S. persons for U.S. federal income tax purposes. In the case of a stockholder or OP unit holder who is subject to back-up withholding tax on dividends under the Plan, the amount of the tax to be withheld will be deducted from the amount of the cash dividend or cash distribution and only the reduced amount will be reinvested in Plan shares.

The summary set forth in Question 33 and Question 34 is intended only as a general discussion of the current U.S. federal income tax consequences of participation in the Plan. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular participants in light of their personal investment circumstances or certain types of participants (including foreign persons, insurance companies, tax exempt organizations, financial institutions or broker dealers) subject to special treatment under the U.S. federal income tax laws. For a discussion of the U.S. federal income tax consequences of holding stock in a REIT generally, see “U.S. Federal Income Tax Considerations.”

35.	Are there any other limits on the purchase of shares of our common stock under the Plan?

In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of any of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock or the aggregate of the outstanding shares of all classes and series of our capital stock. We refer to these limits collectively as the “ownership limit.” A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as described below, is referred to as a “prohibited owner” if, had the violative transfer been effective, the person would beneficially own or constructively own shares of capital stock and, if appropriate in the context, shall also mean any person who would have been the record owner of the shares that the prohibited owner would have so owned.

The constructive ownership rules under the Code are complex and may cause shares of stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or any class or series of our preferred stock, or 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, beneficially or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively in excess of the ownership limit.

Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive all or any component of the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would not result in our failing to qualify as a REIT. As a condition of its waiver or grant of an excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or a ruling of the IRS, satisfactory to our board of directors with respect to our qualification as a REIT. Our board of directors has established exceptions from these ownership limits that permit certain institutional investors and their clients to hold shares of our common stock in excess of these ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our board of directors may increase or decrease the ownership limit or any component thereof unless, after giving effect to such increase, we would be “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or we would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock, preferred stock of any class or series, or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock, preferred stock of any class or series, or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock, preferred stock, or stock of any class or series, as applicable, in excess of such percentage ownership of our common stock, preferred stock or stock of all classes and series will be in violation of the ownership limit.

Our charter also prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our stock, or who would have owned shares of our stock transferred to the trust as described below, must immediately give written notice to us of such event or, in the case of an attempted or proposed transaction, must give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors, or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void and the intended transferee will acquire no rights in such shares.

Shares of stock transferred to the trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last sales price reported on the NYSE on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares of stock must be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last sales price reported on the NYSE on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be immediately paid to the charitable beneficiary of the trust, together with other amounts held by the trustee for the beneficiary of the trust.

In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and must be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights must be exercised for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient of the dividend or distribution to the trustee upon demand.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trustee; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote. In addition, if our board of directors determines that a proposed transfer would violate the restrictions on ownership and transfer of our stock, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions and limitations on ownership and transfer of our stock described above is no longer required in order for us to qualify as a REIT.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

36.	How do I get more information?

Enrollment, requests for purchases or sales of shares and other transactions or services offered by the Plan should be directed to the Plan Administrator at http://www.astifinancial.com, in writing to American Stock

Transfer & Trust Company, LLC, Plan Administration Department, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, or by calling (800) 937-5449, 8:00 a.m. to 8:00 p.m. Eastern Time, Monday through Friday. If your shares are not held in your name, contact your brokerage firm, bank, or other nominee for more information. They can contact the Plan Administrator directly for instructions on how to participate on your behalf.

RISK FACTORS

Investing in our common stock offered pursuant to this prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described below and in the section captioned “Risk Factors” contained in the 2021 10-K, and in subsequent periodic reports which we file with the SEC, as well as other information in this prospectus and any applicable prospectus supplement before purchasing any shares of our common stock. Any of these risks described could materially adversely affect our business, financial condition, results of operations, tax status or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of our common stock could decline significantly and you could lose a part or all of your investment. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” beginning on page 63 of this prospectus.

Risks Relating to Participation in the Plan

You will not know the price of the shares you are purchasing under the Plan at the time you authorize the investment or elect to have your subsequent dividends reinvested.

The price of our shares may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you may not be able to change or cancel your purchase authorization.

You will not be able to direct the specific time or price at which your shares are sold under the Plan.

If you instruct the Plan Administrator to sell shares under the Plan, you will not be able to direct the time or price at which your shares are sold. The price of our shares may decline between the time you decide to sell shares and the time of actual sale.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Hannon Armstrong Sustainable Infrastructure Capital, Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary, with the exception of those matters specifically described herein. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	RICs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and

•	except to the extent discussed below, tax-exempt organizations and non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF US AS A REIT AND HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND

INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF THE HOLDING AND DISPOSITION OF OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of Our Company — General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2013. We believe that we have been organized and have operated, and we intend to continue to operate, in such a manner so as to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2013.

The law firm of Clifford Chance US LLP has acted as our counsel in connection with the preparation and filing of this registration statement. We will receive an opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2013, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this registration statement are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this registration statement. Additionally, the opinion of Clifford Chance US LLP will be conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that they and we will take no action inconsistent with our qualification as a REIT. The opinion of Clifford Chance US LLP will not foreclose the possibility that we may have to pay an excise or penalty tax, which could be significant in amount, in order to maintain our REIT qualification. In addition, the opinion of Clifford Chance US LLP will be based in part on the conclusion, which is discussed in more detail below, that the better view is that the scope and nature of the rights we hold in the buildings in which structural components securing our financing receivables have been installed are sufficient to cause such financing receivables to also be secured by real property interests in such buildings within the meaning of the Real Property Regulations (as defined below). However, no assurance can be provided that the IRS will not challenge this conclusion or that if this conclusion is challenged that this position would be sustained.

While we believe that we are organized and have operated, and we intend to continue to operate, in such a manner so as to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to continue to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to continue to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Real Property Regulations

As previously disclosed in our reports filed under the Exchange Act, the Treasury Department and the IRS published proposed regulations which considered revisions to the definition of “real property” for purposes of the REIT income and asset tests. On August 30, 2016, these regulations (the “Real Property Regulations”), became final and apply to us with respect to our taxable years beginning after December 31, 2016. Among other things, the Real Property Regulations provide that an obligation secured by a structural component of a building or other inherently permanent structure qualifies as a real estate asset for REIT qualification purposes only if such obligation is also secured by a real property interest in the inherently permanent structure served by such structural component. This aspect of the Real Property Regulations has important implications for our qualification as a REIT since a significant portion of our REIT qualifying assets consists of financing receivables that are secured by liens on installed structural improvements designed to improve the energy efficiency of buildings and a significant portion of REIT qualifying gross income is interest income earned with respect to such financing receivables.

The structural improvements securing our financing receivables generally qualify as “fixtures” under local real property law, as well as under the Uniform Commercial Code (the “UCC”), which governs rights and obligations of parties in secured transactions. Although not controlling for REIT purposes, the general rule in the United States is that once improvements are permanently installed in real properties, such improvements become fixtures and thus take on the character of and are considered to be real property for certain state and local law purposes. In general, in the United States, laws governing fixtures, including the UCC and real property law, afford lenders who have secured their financings with security interests in fixtures with rights that extend not just to the fixtures that secure their financings, but also to the real properties in which such fixtures have been installed. By way of example only, Section 9-604(b) of the UCC, which has been adopted in all but two states in the United States, permits a lender secured by fixtures, upon a default, to enforce its rights under the UCC or under applicable real property laws. The opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2013, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, is based on its conclusion that, although there is limited authority directly on point, given the nature of, and the extent to which the structural improvements securing our financing receivables are fully integrated into and serve the related buildings, the better view is that the nature and scope of our rights in such buildings that inure to us as a result of our financing receivables are sufficient to satisfy the requirements of the Real Property Regulations described above. In addition to the limited authority directly on point, Clifford Chance US LLP has included in its opinion two other important caveats that relate to this conclusion: First, the Real Property Regulations do not define what is required for an obligation secured by a lien on a structural component to also be secured by a real property interest in the building served by such structural component. However, the initial proposed version of the Real Property Regulations, which never became effective, included a requirement that the interest in the real property held by a REIT be “equivalent” to the REIT’s interest in a structural component held by the REIT in order for the structural component to be treated as a real estate asset. This requirement was ultimately not included in the final Real Property Regulations, in part in response to comments that such requirement may negatively affect investment in energy efficient and renewable energy assets. We believe that the deletion of this requirement implies that, under the final Real Property Regulations, our rights in the building need not be equivalent to our rights in the structural components serving the building. Second, real property law is typically relegated to the states and the specific rights available to any lien or mortgage holder, including our rights as a fixture lien holder described above, may vary between jurisdictions as a result of a range of factors, including the specific local real property law requirements and judicial and regulatory interpretations of such laws, and the competing rights of mortgage and other lenders. We have applied the analysis described above in a number of states that have adopted Section 9-604(b) of the UCC. In addition, in states where Section 9-604(b) of the UCC has not been adopted, we apply the analysis described above to the extent that we have received advice from counsel in those jurisdictions that local real property law provides us with appropriate rights to the building in which the structural improvements securing our receivables have been installed. Furthermore, we apply the analysis described above to certain financing receivables secured by liens on structural improvements installed in buildings located in certain U.S. government installations outside of the United States, based on our view, supported by advice we have received from special counsel, that such installations are subject to U.S. sovereignty and as a result the UCC applies in such installations. While a number of cases have addressed the rights of fixture lien holders generally, there are limited judicial interpretations in only a few jurisdictions that directly address the rights and remedies available to a fixture lien holder in the real property in which the fixtures have been installed. Such rights have been addressed in some cases that support the conclusion described above and, in factual circumstances distinguishable from our own, in some cases where the courts have found these rights to be more limited. The resolution of these issues in many jurisdictions therefore remains uncertain. As a result of the foregoing, the opinion of Clifford Chance US LLP also includes language to the effect that no assurance can be given that the IRS will not challenge the conclusion that such financing receivables meet the requirements of the Real Property Regulations or that, if challenged, such position would be sustained.

Prior to the issuance of the Real Property Regulations, we received a private letter ruling from the IRS (the “Ruling”), which, based on the representations and assumptions contained therein, held that our financing receivables qualify as real estate assets and the income from such financing receivables qualify as interest income from mortgages on real property for purposes of the REIT requirements. The preamble to the Real Property Regulations provides that, to the extent a private letter ruling issued prior to the issuance of the Real Property Regulations is inconsistent with the Real Property Regulations, the private letter ruling is revoked prospectively from the applicability date of the Real Property Regulations. We do not believe that the Ruling is inconsistent with the Real Property Regulations because we believe the analysis in the Ruling was based on similar principles as the relevant portions of the Real Property Regulations, and accordingly we do not believe that the Real Property Regulations impact our ability to rely on the Ruling. However, no assurance can be given that the IRS would not successfully assert that we are not permitted to rely on the Ruling because the Ruling has been revoked by the Real Property Regulations.

If the IRS were to assert that a significant portion of our financing receivables do not qualify as real estate assets and do not generate income treated as interest income from mortgages on real property, we would fail to satisfy both the gross income requirements and asset requirements applicable to REITs. As a result, we could be required to pay one or more penalty taxes, which could be significant in amount, alter our mix of assets or adjust our business strategy, or we could fail to qualify as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” While we intend to operate so that we continue to qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to continue to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

Individual U.S. stockholders (as defined below) are generally taxed on corporate dividends from U.S. corporations at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, ordinary dividends received by noncorporate U.S. stockholders from us or from other entities that are taxed as REITs are not eligible for the reduced qualified dividend rate. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, under the Tax Cuts and Jobs Act, noncorporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “—Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

•	For taxable years prior to 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to wilful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to wilful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the required distribution, we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which U.S. federal income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain loan securitization structures (i.e., a “taxable mortgage pool” or a real estate mortgage investment conduit, or “REMIC”) to the extent that our common stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. To the extent that we own a residual interest in a REMIC or a taxable mortgage pool through a TRS, we will not be subject to this tax. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.”

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We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•	We will have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8) that uses a calendar year for U.S. federal income tax purposes;

(9) that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10) which meets other tests and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year; and that conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that our common stock has sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. Our charter provides restrictions regarding the ownership and transfer of shares of our stock, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of shares of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of shares of our stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership (references herein to partnerships include entities such as limited liability companies to the extent that they are classified as partnerships for U.S. federal income tax purposes), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of our operating partnership and other partnerships in which we own an equity interest (including equity interests in any lower tier partnerships) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies that are wholly- owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders. We and each of our TRSs have made a TRS election with respect to each of our TRSs, which allows our TRSs to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). We hold assets in our TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our total assets. In order to satisfy the TRS limitation, we may make loans to our TRSs that meet the requirements to be treated as qualifying investments of new capital, which are generally treated as real estate assets under the Internal Revenue Code. Because such loans are treated as real estate assets for purposes of the REIT requirements, we do not treat these loans as TRS securities for purposes of the TRS asset limitation. However, no assurance can be provided that the IRS may not successfully assert that such loans should be treated as securities of our TRSs, which could adversely impact our qualification as a REIT. In addition, our TRSs have obtained financing in transactions in which we and our other subsidiaries have provided guaranties and similar credit support. Although we believe that these financings are properly treated as financings of our TRSs for U.S. federal income tax purposes, no assurance can be provided that the IRS would not assert that such financings should be treated as issued by other entities in our structure, which could impact our compliance with the TRS limitation and the other REIT requirements. While we monitor the aggregate value of the securities of our TRSs and intend to conduct our affairs so that such securities will represent less than 20% of the value of our total assets, there can be no assurance that we will be able to comply with the TRS limitation in all market conditions. To the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans will be acquired by a TRS. If dividends are paid to us by our TRSs, then a portion of dividends, if any, that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. Deductions for interest paid by a TRS on a loan we make to a TRS are subject to limitations.

In addition, if amounts are paid to a REIT or a TRS or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to a REIT or deducted by a TRS or are less than the amount that would be paid to a TRS in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs. Specifically, we may securitize certain loans that we hold and such securitizations may result in us owning interests in a TMP. To the extent that we do so, we may enter into such transactions through a qualified REIT subsidiary or a subsidiary REIT. We would be precluded from selling to outside investors equity interests in securitizations entered into through a qualified REIT subsidiary or from selling any debt securities issued in connection with such securitizations that might be considered equity for U.S. federal income tax purposes in order to ensure that such entity remains a qualified REIT subsidiary.

A TMP generally is treated as a corporation for U.S. federal income tax purposes; it cannot be included in any consolidated U.S. federal corporate income tax return. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “—Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply unless such subsidiary is itself a REIT. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests (unless such subsidiary is a REIT), and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT. If any subsidiary in which we hold an interest was treated as a TMP, our REIT qualification could be adversely affected.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of other REITs, interest income derived from loans secured by real property, and gains from the sale of real estate assets (other than income or gains with respect to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to continue to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests, but we cannot assure you that we will be successful in this effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our binding commitment to make or purchase the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, if a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is generally treated as secured solely by real property for purposes of these rules. We invest in loans made for purposes of improving or developing real property, the interest from which is qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the loan is equal to or greater than the highest outstanding principal amount of the loan during any taxable year, and other requirements are met, or beginning as of 2016, provided the fair market value of the personal property securing the loan does not exceed 15% of the fair market value of the real and personal property securing the loan. With respect to loans made for purposes of improving or developing real property, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. In particular, we intend to continue to treat the interest income that we receive from loans secured by the financing of real property included in our sustainable infrastructure projects, which we include in our “financing receivables,” as interest on obligations secured by mortgages on real property that is qualifying income for purposes of the 75% gross income test. As discussed above under “Taxation of Our Company—General—Real Property Regulations,” we received a private letter ruling from the IRS relating to our ability to treat income from certain of our financing receivables as qualifying REIT income to the extent it falls within the scope of such private letter ruling and to the extent such private letter ruling is not inconsistent with the Real Property Regulations. We are entitled to rely upon this ruling for that income which fits within the scope of such private letter ruling only to the extent that we have the legal and contractual rights described therein and did not misstate or omit in the ruling request a relevant fact and that we continue to operate in the future in accordance with the relevant facts described in such request, and no assurance can be given that we will always be able to do so. If we were not able to treat the interest income that we receive as qualifying income for purposes of the REIT gross income tests, we would be required to restructure the manner in which we receive such income and we may realize significant income that does not qualify for the REIT gross income tests, which could cause us to fail to qualify as a REIT. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

In the event that we invest in a financing receivable or other loan that is not fully secured by real property, is secured by personal property and, beginning as of 2016, if the fair market value of the personal property securing the loan exceeds 15% of the fair market value of the real and personal property securing the loan, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the financing receivable or other loan, determined when we commit to acquire the financing receivable or other loan, and the denominator of which is the highest “principal amount” of the financing receivable or other loan during the year. The IRS has issued Revenue Procedure 2014-51 addressing a REIT’s investment in distressed debt (the “Distressed Debt Revenue Procedure”). The Distressed Debt Revenue Procedure interprets the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest. Any financing receivable that we invest in that is not fully secured by real property, is secured in part by personal property and, beginning in 2016, is secured by personal property the fair market value of which exceeds 15% of the fair market value of all real and personal property securing the mortgage loan will therefore be subject to the interest apportionment rules and the position taken in the Distressed Debt Revenue Procedure, as described above.

In the future, we may hold mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the REIT asset tests or the interest generated by these loans as qualifying income under the 75% gross income test. In addition, we invest in assets such as PACE bonds, which we believe are secured by real property for purposes of the REIT income tests but with respect to which no authority is directly on point. If the IRS were to successfully assert that such PACE bonds do not generate qualifying income for purposes of the 75% gross income test, our REIT qualification could be adversely affected.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

Fee Income

We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

We have entered and may in the future enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, swaptions, and options on such contracts, futures contracts, puts and calls, similar financial instruments or other financial instruments that we deem appropriate. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, and (3) primarily to manage risk with respect to a hedging transaction described in clause (1) or (2) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, in each case will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to continue to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurances we will be successful in this regard.

Phantom Income

Due to the nature of the assets in which we expect to invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

To the extent we acquire debt instruments in the secondary market for less than their face amount, the amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We will accrue market discount on the basis of a constant yield to maturity of a debt instrument. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the debt instruments that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instrument, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the debt instrument in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instrument are not made.

Although we do not presently intend to, we may, in the future, acquire debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

We also may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Finally, we and our TRSs are required to accelerate our accrual for U.S. federal income tax purposes of certain items of income to the extent that we or our TRSs, as applicable, would otherwise recognize such items of income for U.S. federal income tax purposes later than we would report such items on our financial statements.

Due to each of these potential timing differences between income recognition and the related cash receipts, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Rents from Real Property

Rents that we receive from real property or interests therein that we own or purchase in the future qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the greater of 150% of our direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to continue to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving our failure to satisfy the gross income tests, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be a significant amount.

Asset Tests

We, at the close of each calendar quarter, must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, certain building improvements, leasehold interests in real property, stock of other corporations that qualify as REITs, mortgage loans, and beginning in 2016, debt instruments issued by publicly offered REITs and personal property to the extent rents attributable to such personal property are treated as “rents from real property” for purposes of the 75% and 95% gross income tests discussed above. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our total assets. Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition, such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above but there can be no assurance that we will be successful in this regard.

We may hold certain participation interests, including B Notes, in loans secured by real property and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We intend to continue to treat a portion of our interests in the loans secured by real property included in our sustainable infrastructure projects, which we include in our “financing receivables,” as real estate assets that qualify under the 75% asset test. We received a private letter ruling from the IRS relating to our ability to treat certain of our financing receivables as qualifying REIT assets to the extent they fall within the scope of such private letter ruling (see “Taxation of Our Company—General—Real Property Regulations” and “Gross Income Tests—Interest Income” above). We expect that our holdings of TRSs and other assets is, and will continue to be, structured in a manner that will comply with the foregoing REIT asset requirements, and we intend to continue to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the REIT asset tests, and could fail to qualify as a REIT. A financing receivable that we own will generally be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the financing receivable, the value of the real property securing the loan is equal or greater to the principal amount of the loan. In the event that we invest in a financing receivable or other loan that is secured by both real property and other property, the Distressed Debt Revenue Procedure may apply to determine what portion of the financing receivable or other loan will be treated as a real estate asset for purposes of the 75% asset test. The interest apportionment rules apply if the financing receivable or other loan in question is secured by both real property and other property. Pursuant to the Distressed Debt Revenue Procedure, the IRS has announced that it will not challenge a REIT’s treatment of a financing receivable or other loan as a real estate asset in its entirety to the extent that the value of the financing receivable or other loan is equal to or less than the value of the real property securing the financing receivable or other loan at the relevant testing date. However, uncertainties exist regarding the application of Distressed Debt Revenue Procedure, particularly with respect to the proper treatment under the asset tests of financing receivable or other loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests.

In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT. In addition, we invest in assets such as PACE bonds, which we believe are secured by real property for purposes of the REIT asset tests but with respect to which no authority is directly on point. If the IRS were to successfully assert that such PACE bonds are not qualifying real property assets for purposes of the REIT asset tests, our REIT qualification could be adversely affected.

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership of assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10.0 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and excluding our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below) and recognized built-in gain (as discussed below); minus

(b) the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

For taxable years beginning prior to January 1, 2015, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they could not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. Beginning in 2015, this preferential dividend limitation no longer applies to us during any period that we are treated as a publicly offered REIT, which generally includes a REIT required to file annual and periodic reports with the SEC.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid U.S. federal corporate income tax. We intend to continue to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non cash assets at rates or times we regard as unfavorable, or to pay dividends in the form of taxable in-kind distributions of property including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of our common stock resulting from such distribution could adversely affect the price of our common stock. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Excess Inclusion Income

It is possible that a portion of our income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income,” although we have no current intention of entering into TMP arrangements that would give rise to excess inclusion income. A REIT’s excess inclusion income (including any excess inclusion income from a residual interest in a REMIC) must be allocated among its stockholders in proportion to dividends paid. We are required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	in the case of a stockholder that is a REIT, a RIC, or a common trust fund or other pass-through entity, is considered excess inclusion income of such entity,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax,

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders, and

•

is taxable (at the highest U.S. federal corporate tax rate, currently 21%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in our common stock.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to continue to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Tax on Built-In Gains

If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation (a “carry-over basis transaction”), and if we subsequently dispose of any such assets during the 5-year period following the acquisition of the assets from the subchapter C corporation, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by us over the basis of such assets on such date, which we refer to as built-in gains. However, the built-in gains tax will not apply if the subchapter C corporation elects to be subject to an immediate tax when the asset is acquired by us. We do not expect any tax payable by our company that is attributable to built-in gains to be material.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S.

stockholders (as defined below), at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Tax Aspects of Ownership of Equity Interests in Partnerships and Other Transparent Entities

General

We hold our assets through entities that are classified as partnerships and other transparent entities, including trusts, for U.S. federal income tax purposes, including our interest in our operating partnership and any equity interests in lower-tier partnerships. For a discussion of the tax treatment of transparent “pass-through” entities in which we hold interests, see “—Effect of Subsidiary Entities—Disregarded Subsidiaries.” In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The ownership by us of equity interests in partnerships, including our operating partnership, involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. Because it is likely that at least half of our operating partnership’s investments will be loans secured by real property and our operating partnership intends to use leverage to finance the investments, the taxable mortgage pool rules potentially could apply to our operating partnership. However, we and our operating partnership do not presently intend that our operating partnership will incur any indebtedness, the payments on which bear a relationship to payments (including payments at maturity) received by our operating partnership from its investments. Accordingly, we and our operating partnership do not believe that our operating partnership will be an obligor under debt obligations with two or more maturities, the payments on which bear a relationship to payments on our operating partnership’s debt investments, and, therefore, we and our operating partnership do not believe that our operating partnership will be classified as a taxable mortgage pool. Furthermore, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not receive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (1) the interests in which are traded on an established securities market or (2) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Although interests in our operating partnership are not traded on an established securities market, there is a significant risk that the right of a holder of such interests to redeem the interests for cash or, at our option, our common stock, could cause the interests in our operating partnership to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. We believe that our operating partnership currently satisfies one or more of the applicable safe harbors. However, we cannot provide any assurance that our operating partnership will, in each of its taxable years, qualify for one of these safe harbors. If our operating partnership or any subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and would preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “—Asset Tests” and “—Gross Income Tests” above, and in turn would prevent us from qualifying as a REIT. See “—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.

In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each partnership item of income, gains, losses, deductions, and credits for any taxable year of such partnership ending with our taxable year, without regard to whether we have received or will receive any distribution from the partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS are imposed on the partnership itself in certain circumstances absent an election to the contrary.

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated under this section of the Internal Revenue Code. Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated or depreciated property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules apply to the contribution that we made to our operating partnership of the cash proceeds received in offerings of shares of our common stock. As a result, the partners of our operating partnership, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of our operating partnership’s properties than would be the case if all of the partnership’s assets

(including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from our operating partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above and result in a greater portion of our distributions being taxable as dividends.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, under Section 199A of the Internal Revenue Code, noncorporate U.S. stockholders may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, Treasury regulations provide that stockholders of RICs are also entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal tax rates of 20% in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held our common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we own an interest);

(b) the excess of any “undistributed” net taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed net taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any of our TRSs, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Any net operating losses generated in years beginning after December 31, 2017 will only be able to offset 80% of our net taxable income (prior to the application of the dividends paid deduction). See “—Taxation of our Company—General” and “—Annual Distribution Requirements.” Such losses are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in our common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 37% for taxable years beginning before January 1, 2026) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these Treasury regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any

“passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. The temporary 20% deduction currently allowed by Section 199A of the Internal Revenue Code, with respect to ordinary REIT dividends received by noncorporate taxpayers, is allowed only for Chapter 1 of the Internal Revenue Code and this is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Section 2A of the Internal Revenue Code. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.

Foreign Accounts

A 30% withholding tax may, pursuant to Treasury Regulations and IRS guidance, be imposed on dividends paid to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our common stock. See “—Foreign Accounts” below.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (the “UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income” (see “—Effect of Subsidiary Entities,” and “—Excess Inclusion Income”), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Non-U.S. stockholders should consult their tax advisors concerning the U.S. federal estate consequences of ownership of our common stock.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that would result in a portion of our dividends being considered excess inclusion income, and accordingly, it is possible that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (unless reduced or eliminated by a treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) our common stock constitutes a U.S. real property interest, or USRPI, or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of (1) a non-U.S. stockholder’s proportionate share of our earnings and profits (2) plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. Non-U.S. stockholders that are treated as “qualified foreign pension funds” or that are non-U.S. publicly traded investment vehicles meeting certain requirements are exempt from the federal income and withholding taxes applicable under FIRPTA on such distributions by us.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (unless reduced or eliminated by a treaty) in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend (1) with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. as defined by applicable Treasury regulations if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (2) received by certain non-U.S. publicly traded investment vehicles meeting certain requirements. Instead, any capital gain dividend received by such a stockholder will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. In addition, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from income and withholding taxes applicable under FIRPTA on distributions from us. We believe our common stock is, and will continue to be, regularly traded on an established securities market in the United States.

A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular stockholder, our common stock will constitute a USRPI only if each of the following three statements is true:

(a) Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

(b) We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. For this purpose, effective beginning December 18, 2015, a REIT may generally presume that any class of the REIT’s stock that is “regularly traded,” as defined by the applicable Treasury Regulations, on an established securities market is held by U.S. persons except in the case of holders of 5% or more such class of stock and except to the extent that the REIT has actual knowledge that such stock is held by non-U.S. persons. In addition, effective beginning December 18, 2015, certain look-through and presumption rules apply for this purpose to any stock of a REIT that is held by a RIC or another REIT. Although we believe that we are, and will continue to be, a domestically-controlled REIT, because our shares are publicly traded we cannot make any assurance that we will remain a domestically-controlled qualified investment entity; and

(c) Either (1) our common stock is not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (2) our common stock is “regularly traded” on an established securities market and the selling non-U.S. stockholder has actually or constructively held over 10% of our outstanding common stock any time during the shorter of the five-year period ending on the date of the sale or the period such selling non-U.S. stockholder held our common stock.

In addition, even if our common stock is treated as a USRPI, non-U.S. stockholders that are treated as “qualified foreign pension funds” or that are non-U.S. publicly traded investment vehicles meeting certain requirements are exempt from tax under FIRPTA on the sale of our common stock.

Specific wash sales rules applicable to sales of stock in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

Tax Consequences of Participation in the Plan

General

We plan to offer stockholders and OP unit holders and prospective stockholders the opportunity to participate in the Plan. Shares of our common stock purchased under the Plan may be acquired at discounts of up to 5% from the then-applicable three-day average of the volume weighted average price of our common stock for newly-issued shares, or up to 5% from the prevailing market price for shares acquired in the open market.

Amounts treated as a distribution

Generally, a Plan participant will be treated as having received a distribution with respect to our common stock or OP units for U.S. federal income tax purposes in an amount determined as described below.

•

A stockholder whose dividends are reinvested in our common stock purchased from us or in the open market will be treated for U.S. federal income tax purposes as having received a distribution from us with respect to our common stock equal to the fair market value of our common stock credited to the stockholder’s Plan account on the date the dividends are reinvested plus any brokerage fees and any other expenses deducted from the amount of the distribution reinvested. The amount of the distribution deemed received (and that will be reported on the IRS Form 1099-DIV received by the stockholder) may exceed the amount of the cash dividend that was reinvested, due to a discount that may be offered on the purchase price of our common stock purchased.

•

A stockholder who participates in the optional cash investment feature of the Plan will be treated for U.S. federal income tax purposes as having received a distribution from us with respect to its stock equal to the fair market value of our stock credited to the stockholder’s Plan account on the date the stock is purchased (plus any brokerage fees paid by us) less the amount paid by the stockholder for our common stock.

•

We expect that any OP unit holder that reinvests distributions received with respect to the OP units pursuant to the plan would be treated as receiving a distribution from our operating partnership equal to the Fair Market Value multiplied by the number of shares (including any fractional share) purchased plus any trading fees, service charges or similar fees that we pay on such OP unit holders’ behalf. If an OP unit holder does not hold any shares of our common stock and purchases shares pursuant to the cash purchase feature of the plan, we expect that the OP unit holder would be treated as receiving a distribution with respect to our operating partnership equal to the excess of the Fair Market Value of such shares over the amount paid for such shares. If the OP unit holder holds shares of our common stock at the time of such cash purchase, we expect to treat the excess value of the shares acquired by a such OP unit holder by cash purchase under the Plan as a distribution from us, as described above.

•

Newly enrolled participants who are not OP unit holders and who are making their initial investment in our common stock through the Plan’s cash purchase feature and therefore are not currently our stockholders should not be treated as receiving a distribution from us, even if a discount is offered.

In the situations described above, a stockholder will generally be treated as receiving a distribution from us even though no cash distribution is actually received. These distributions will be taxable in the same manner as all other distributions paid by us, as described above under “Taxation of Taxable U.S. Stockholders,” “Taxation of Tax-Exempt U.S. Stockholders,” or “Taxation of Non-U.S. Stockholders,” as applicable. Any amount treated as a cash distribution from our operating partnership will reduce the OP unit holder’s basis in their OP units by the amount treated as distributed. Any amount treated as distributed to an OP unit holder in excess of their basis in their OP units will generally be treated as gain from the sale of such OP unit holders OP units. However, pursuant to Section 751 of the Code, all or a portion of such gain could be recharacterized as ordinary income. In addition, any portion of such gain that is treated as long-term capital gain would be subject to U.S. federal income tax at a 25% rate to the extent attributable to prior depreciation deductions arising from real property that were not otherwise recaptured as ordinary income under other depreciation recapture rules.

Stockholders and prospective stockholders are urged to consult with their tax advisor regarding the tax treatment to them of receiving a discount on cash purchases in our stock made through the Plan. In addition, the U.S. federal income tax treatment of OP unit holders who participate in the Plan is not entirely clear because there is limited legal authority regarding the U.S. federal income tax treatment of a limited partner in a partnership who invests cash distributions from the partnership in stock of another entity that is a partner in the partnership. As a result, we can make no assurance as to the actual U.S. federal income tax consequences to OP unit holders of participating in the Plan. OP unit holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of participating in the Plan.

Basis and holding period in stock acquired pursuant to the Plan

Subject to the discussion below regarding the “average basis method,” the tax basis for our common stock acquired by reinvesting cash distributions through the Plan generally will equal the fair market value of our common stock on the date of distribution (plus the amount of any brokerage fees paid by the stockholder). Accordingly, if we offer a discount on the purchase price of our common stock purchased with reinvested cash distributions, the tax basis in our common stock would include the amount of any discount. The holding period for our common stock acquired by reinvesting cash distributions will begin on the day following the date of distribution.

Subject to the discussion below regarding the “average basis method,” the tax basis in our common stock acquired through an optional cash purchase generally will equal the cost paid by the participant in acquiring our stock, including any brokerage fees paid by the stockholder. If we offer a discount on the purchase price of our stock purchased by making an optional cash purchase or pay any brokerage fees, then the tax basis in those shares of stock also would include any amounts taxed as a dividend. The holding period for our common stock purchased through the optional cash investment feature of the Plan generally will begin on the day our stock is purchased for the participant’s account.

Absent an election to the contrary from you, the Plan Administrator intends to use the “FIFO” method (as defined in applicable Treasury Regulations) for shares of our common stock acquired by or for you under the Plan. The FIFO method of computing tax basis will apply to shares acquired by or for you under the Plan, except to the extent you provide notice to the Plan Administrator that you elect to use the average basis method of computing the tax basis of your shares under the Plan or another permitted method. The Plan complies with Treasury Regulations that generally allow taxpayers to elect to use the average basis method with respect to shares of stock acquired in connection with a dividend reinvestment plan if the plan requires the reinvestment of at least 10% of every dividend. As a result, you may make an election to use the average basis method of determining such tax basis at any time, and such method will apply to all dispositions of shares under the Plan following such election. You should consult your tax advisor regarding the average basis method and the elections that are appropriate for you.

Withdrawal of Stock from the Plan

When a participant withdraws stock from the Plan and receives stock certificates, the participant will not realize any taxable income. However, if the participant receives cash for a fractional share, the participant will be required to recognize gain or loss with respect to that fractional share.

Effect of Withholding Requirements

Withholding requirements generally applicable to distributions from us will apply to all amounts treated as distributions pursuant to the Plan. See “—Taxation of Non-U.S. Stockholders,” “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for discussion of the withholding requirements that apply to other distributions that we pay. In addition, distributions with respect to OP units may be subject to withholding under certain circumstances. All withholding amounts will be withheld from distributions before the distributions are reinvested under the Plan. Therefore, if a stockholder or OP unit holder is subject to withholding, distributions which would otherwise be available for reinvestment under the Plan will be reduced by the withholding amount.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts

Withholding taxes may be imposed on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities under certain circumstances. More specifically, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. stockholders (as defined above) who own shares of our common stock through foreign accounts or foreign intermediaries and to certain non-U.S. stockholders. The withholding tax may be imposed on dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Alternatively, if the foreign financial institution is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, it must comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding these withholding rules.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and may be changed at any time, possibly with retroactive effect. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

Prospective investors are urged to consult with their tax advisors regarding the potential effects of legislative, regulatory, or administrative developments on an investment in our common shares.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases our common stock in open market transactions, our common stock acquired under the Plan will be sold directly by us through the Plan. We may sell our common stock to persons (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares, including shares acquired pursuant to request for waivers granted with respect to the cash payment feature of the Plan, may be resold in market transactions (including coverage of short positions) on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions. Our common stock is currently listed on the NYSE under the symbol “HASI.” Under certain circumstances, it is expected that a portion of the shares of our common stock available for issuance under the Plan will be issued pursuant to such waivers. The difference between the price such owners pay to us for our common stock acquired under the Plan, after deduction of the applicable discount from the market price for cash purchases, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by such owners in connection with such transactions.

Subject to the availability of shares of our common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends. From time to time, financial intermediaries may engage in positioning transactions in order to benefit from the discount from the market price for dividend reinvestments of our common stock acquired through the reinvestment of dividends under the Plan.

Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which he, she or it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept optional cash payments and initial investments made pursuant to requests for waivers by such persons.

Except with respect to open market purchases of our common stock relating to reinvested dividends or distributions or cash purchases, we will pay any and all brokerage commissions and related expenses incurred in connection with purchases of our common stock under the Plan, up to 5% of the market price for dividend or distribution reinvestments and the market price for cash purchases of our common stock. Upon withdrawal by a participant from the Plan by the sale of our common stock held under the Plan, the participant will receive the proceeds of such sale less a nominal fee per transaction paid to the Plan Administrator (if such resale is made by the Plan Administrator at the request of a participant), any related brokerage commissions and any applicable transfer taxes.

See Question 27 under “Description of the Plan” above for a description of fees that will be charged to Plan participants, including trading fees.

Our common stock may not be available under the Plan in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock or other securities in any state or any other jurisdiction where the offer or sale is not permitted.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Clifford Chance US LLP. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Clifford Chance US LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of our internal control over financial reporting as of December 31, 2021, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, an independent auditor, has audited the consolidated financial statements of Vivint Solar Asset 3 HoldCo Parent, LLC included in our Annual Report on Form 10-K/A for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Vivint Solar Asset 3 HoldCo Parent, LLC are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, an independent auditor, has audited the consolidated financial statements of Rosie TargetCo LLC and subsidiaries as of and for the year ended December 31, 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Rosie TargetCo LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of SunStrong Capital Holdings, LLC as of December 31, 2021 and 2020, and for the each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Rosie TargetCo LLC and subsidiaries as of December 31, 2020 and for the year ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period

Annual Report on Form 10-K (File No. 001-35877)	Year ended December 31, 2021
Annual Report on Form 10-K/A (File No. 001-35877) Quarterly Report on Form 10-Q (File No. 001-35877)	Year ended December 31, 2021 Quarter ended March 31, 2022
Quarterly Report on Form 10-Q (File No. 001-35877)	Quarter ended June 30, 2022
Quarterly Report on Form 10-Q (File No. 001-35877)	Quarter ended September 30, 2022

Document	Filed

Current Report on Form 8-K (File No.  001-35877)

Current Report on Form 8-K (File No.  001-35877)

Current Report on Form 8-K (File No.  001-35877)

Current Report on Form 8-K (File No.  001-35877)

Current Report on Form 8-K (File No.  001-35877)

Current Report on Form 8-K (File No.  001-35877)

Current Report on Form 8-K (File No. 001-35877)

February 11, 2022 March 2, 2022 April 8, 2022 April 15, 2022 June 2, 2022 June 7, 2022 October 13, 2022

Document	Filed

Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021) (File No. 001-35877)	April 18, 2022

Document	Filed

Registration Statement on Form 8-A (“Form 8-A”), as updated by Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2019 (“Exhibit 4.2”) (each containing a description of our common stock, $0.01 par value per share) (File No. 001-35877)	April 15, 2013 (Form 8-A) February 25, 2020 (Exhibit 4.2)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at One Park Place, Suite 200, Annapolis, Maryland 21401, Attention: Hannon Armstrong Sustainable Infrastructure Capital, Inc., Investor Relations, or contact our offices at (410) 571-9860. The documents may also be accessed on our website at www.hannonarmstrong.com.

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

2023 Dividend Reinvestment and Stock Purchase Plan

PROSPECTUS

January 6, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

1.	Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$16,018
Legal fees and expenses*	$130,000
Accounting fees and expenses*	$175,000
Plan Administrator fees and expenses*	$30,500
Printing*	$5,000
Miscellaneous*	$5,000

TOTAL	$361,518

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

2.	Item 15. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to us and our stockholders to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify any of our directors or officers who have been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we also may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity;

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•

any individual who served any predecessor of our company, including Hannon Armstrong Capital, LLC, in a similar capacity, who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in such capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

3.	Item 16. Exhibits

The following exhibits are part of this Registration Statement on Form S-3 and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit Number	Description

4.1**	Specimen Common Stock Certificate of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-11 (No. 333-186711), filed on April 12, 2013).

5.1+	Opinion of Clifford Chance US LLP.

8.1+	Opinion of Clifford Chance US LLP, regarding certain tax matters.

23.1+	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.2+	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

23.3+	Consent of Ernst & Young LLP for Hannon Armstrong Sustainable Infrastructure Capital, Inc.
23.4+	Consent of Ernst & Young LLP for Vivint Solar Asset 3 HoldCo Parent, LLC.

23.5+	Consent of Ernst & Young LLP for Rosie TargetCo LLC.

23.6+	Consent of KPMG LLP for SunStrong Capital Holdings, LLC.

23.7+	Consent of KPMG LLP for Rosie TargetCo LLC.

Exhibit Number	Description

24.1+	Power of Attorney (included on signature page).

107+	Filing Fee Table

**	Incorporated by reference.
+	Filed herewith.

4.	Item 17. Undertakings

(a)	The undersigned registrant (the “Registrant”), hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in the of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, in the State of Maryland, on January 6, 2023.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey W. Eckel and Jeffrey A. Lipson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement and (2) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Jeffrey W. Eckel	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 6, 2023
Jeffrey W. Eckel

By:	/s/ Jeffrey A. Lipson	Chief Financial Officer, Chief Operating Officer and Executive Vice President (Principal Financial Officer)	January 6, 2023
Jeffrey A. Lipson
By:	/s/ Charles Melko	Chief Accounting Officer, Treasurer and Senior Vice President (Principal Accounting Officer)	January 6, 2023
Charles Melko

By:	/s/ Teresa M. Brenner	Director	January 6, 2023
Teresa M. Brenner

By:	/s/ Clarence D. Armbrister	Director	January 6, 2023
Clarence D. Armbrister

By:	/s/ Michael T. Eckhart	Director	January 6, 2023
Michael T. Eckhart

By:	/s/ Nancy C. Floyd	Director	January 6, 2023
Nancy C. Floyd

By:	/s/ Lizabeth Ardisana	Director	January 6, 2023
Lizabeth Ardisana

By:	/s/ Charles M. O’Neil	Director	January 6, 2023
Charles M. O’Neil

Signatures		Title	Date

By:	/s/ Richard J. Osborne	Director	January 6, 2023
Richard J. Osborne

By:	/s/ Steven G. Osgood	Director	January 6, 2023
Steven G. Osgood